AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1997.
                                                           REG. NO. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          FIRST AMERICAN RAILWAYS, INC.
             (Exact name of registrant as specified in its charter)

       Nevada                                       87-0443800
(State of incorporation)               (I.R.S. Employer Identification Number)

                            2445 Hollywood Boulevard
                            Hollywood, Florida 33020
          (Address, including zip code, of Principal Executive Offices)

         1996 NON-QUALIFIED STOCK OPTION PLAN AND 1996 STOCK BONUS PLAN
                            (Full title of the Plan)

                               WILLIAM T. NANOVSKY
                            2445 Hollywood Boulevard
                            Hollywood, Florida 33020
                     (Name and address of agent for service)

                                 (954) 920-0606
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              DENNIS J. OLLE, ESQ.
                         OLLE, MACAULAY & ZORRILLA, P.A.
                                1402 MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------
|  Title of  |               |                |    Proposed       |              |
| Securities |   Amount      |    Proposed    |    Maximum        |  Amount of   |
|    to be   |    to be      | Offering Price |   Aggregate       | Registration |
| Registered | Registered(1) |  Per Share (1) | Offering Price(1) |     Fee      |
----------------------------------------------------------------------------------
|            |               |                |                   |              |
|Common Stock|    750,000    |     $2.375     |   $1,781,250      |  $614.18     |
|   $.001    |               |                |                   |              |
| par value  |               |                |                   |              |
----------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) on the basis of the average of the high and low prices for the Registrant's Common Stock on December 31, 1996, as reported by the Nasdaq SmallCap Market.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

                  (a) The Registrant's prospectus filed with the Commission on December 30, 1996 pursuant to Rule 424(b) under the Securities Act of 1933.

                  (b) The Registrant's quarterly report on Form 10-QSB for the fiscal quarter ended March 31, 1996, filed with the Commission under the Registrant's former name "Asia-America Corporation."

                  (c) The Registrant's annual report on Form 10-KT for the transition period from April 30, 1995, to December 31, 1995.

                  (d) The Registrant's quarterly report on Form 10-QSB for the fiscal quarters ended June 30, 1996, and September 30, 1996.

                  (e) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on May 17, 1996.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the Company's Bylaws, the Company is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expenses incurred, by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

         The Company has procured and maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The foregoing summaries are necessarily subject to the complete text of the By-Laws referred to above and are qualified in their entirety by reference thereto.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         Reference is made to the Exhibit Index which is included in this Registration Statement following the Signature Page.

ITEM 9.           UNDERTAKINGS.

         (a)  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)  To include any prospectus required by section
         10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, Florida, on this 31st day of December, 1996.

                            FIRST AMERICAN RAILWAYS, INC.



                            BY:  /S/ RAYMOND MONTELEONE
                               ---------------------------------
                                 RAYMOND MONTELEONE, PRESIDENT
                                 AND CHIEF OPERATING OFFICER

         Each person whose signature appears below hereby constitutes and appoints Raymond Monteleone and William T. Nanovsky, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the Registrant and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                  TITLE                                   DATE
----------                                  -----                                   ----
/S/ ALLEN C. HARPER                         CHAIRMAN OF THE BOARD                   DECEMBER 31, 1996
-----------------------                     AND CHIEF EXECUTIVE
ALLEN C. HARPER                             OFFICER (PRINCIPAL
                                            EXECUTIVE OFFICER)

/S/ RAYMOND MONTELEONE                      DIRECTOR, PRESIDENT AND                 DECEMBER 31, 1996
-----------------------                     CHIEF OPERATING OFFICER
RAYMOND MONTELEONE


                                                         6







/S/ WILLIAM T. NANOVSKY                     VICE PRESIDENT,                         DECEMBER 31, 1996
------------------------                    TREASURER AND
WILLIAM T. NANOVSKY                         CHIEF FINANCIAL
                                            OFFICER (PRINCIPAL
                                            FINANCIAL OFFICER)

/S/ DONALD P. CUMMING                       VICE PRESIDENT,                         DECEMBER 31, 1996
------------------------                    CONTROLLER AND CHIEF
DONALD P. CUMMING                           ACCOUNTING OFFICER
                                            (PRINCIPAL ACCOUNTING
                                            OFFICER)


/S/ THOMAS G. RADER                         DIRECTOR                                DECEMBER 31, 1996
------------------------
THOMAS G. RADER



/S/ DAVID H. RUSH                           DIRECTOR                                DECEMBER 31, 1996
------------------------
DAVID H. RUSH



/S/ LUIGI SALVANESCHI                       DIRECTOR                                DECEMBER 31, 1996
LUIGI SALVANESCHI



/S/ GLENN P. MICHAEL                        DIRECTOR                                DECEMBER 31, 1996
------------------------
GLENN P. MICHAEL



/S/ ALBERT B. AFTOORA                       DIRECTOR                                DECEMBER 31, 1996
------------------------
ALBERT B. AFTOORA

                                  EXHIBIT INDEX



EXHIBIT                                                             SEQUENTIAL
NUMBER            DESCRIPTION                                       PAGE NO.
-------           -----------                                       ----------

   5              Opinion of Olle, Macaulay & Zorrilla, P.A.

  23.1            Consent of Olle, Macaulay & Zorrilla, P.A.
                    (contained in Exhibit 5 of this
                    Registration Statement).

  23.2            Consent of BDO Seidman, LLP.


















                                                         8